Exhibit 99.1

Sierra Bullets to Acquire Assets of Barnes Bullets

- Combination Creates the Leading Specialty Bullet and Ammunition Platform With a Runway to $100 Million in Sales and 25-30% Adjusted EBITDA Margins -

- Acquisition Expected to be Immediately Accretive and Will Complete the Company’s Strategic Acquisition Initiative in the Bullet and Ammunition Market -

SALT LAKE CITY, Utah — September 28, 2020 — Clarus Corporation’s (NASDAQ: CLAR) (“Clarus” and/or the “Company”) subsidiary Sierra Bullets, L.L.C., the Bulletsmiths®, a dedicated manufacturer of one of the highest-quality, most accurate bullets in the world, was selected to acquire certain assets relating to the Barnes Bullets brand of specialty hunting bullets (“Barnes”) in a chapter 11 bankruptcy auction process conducted by Remington Outdoor Company, Inc. and certain of its subsidiaries.

Founded in 1932 and headquartered in Mona, Utah, Barnes is an industry-leader in manufacturing environmentally sound, lead-free bullets. Barnes is known for its superior quality and accuracy, offering a full line of premium component bullets and ammunition sold through nationally recognized retailers and e-commerce channels.

Sierra is expected to acquire Barnes for $30.5 million in cash, pursuant to an asset purchase agreement. For the trailing twelve months ended June 30, 2020, Barnes Bullets reported $21.8 million in sales. The acquisition is anticipated to be immediately accretive to Clarus’ earnings.

“Barnes embodies the ‘innovate and accelerate’ playbook we seek with ‘super-fan’ brands,” said John Walbrecht, Clarus’ president. “Barnes is a leader in lead-free, all copper bullets, with a rich history of product innovation and strong brand awareness amongst the core enthusiast, yet it has untapped go-to-market potential. We believe these ingredients give us a heightened advantage to develop world-class products, increase brand awareness, expand product categories and improve distribution while staying true to the core user.”

The acquisition of Barnes presents multiple strategic and financial benefits to the Company’s bullet and ammunition platform, most notably the addition of a comprehensive lead-free, all copper offering.

Clarus’ Executive Chairman, Warren Kanders, commented: “The Barnes acquisition caps off our strategy to build a leader in specialty premium bullets and ammunition. We now have a platform of scale that we expect to continue to deliver strong recurring revenue with high gross margins and free cash flow conversion. This acquisition also demonstrates our ability to patiently wait for strategic assets at attractive values that we expect to drive growth and maximize our returns on invested capital. We look forward to further acquisition efforts being in similarly accretive, strategic areas outside of the bullet and ammunition market.”

Clarus’ CFO, Aaron Kuehne, added: “The opportunistic and strategic acquisition of Barnes represents an accretive, tuck-in asset that brings our bullet and ammunition business additional capacity in a period of great demand and improves our overall scale within our Sierra segment. In addition, the acquisition presents significant financial and operational synergies that we expect to maximize with our strong balance sheet. As such, we expect our leading specialty bullet and ammunition platform has long-term runway to becoming a segment with $100 million in sales generating 25-30% adjusted EBITDA margins.”

The transaction is subject to the approval of the United States Bankruptcy Court for the Northern District of Alabama at a hearing currently scheduled for September 29, 2020, and other customary closing conditions. Once approved, the negotiated asset purchase agreement will be entered into and the transaction is expected to close in October.

More financial details on Barnes Bullets will be disclosed in Clarus’ upcoming third quarter earnings call, which is anticipated to be in early November.

About Barnes Bullets

Headquartered in Mona, Utah, Barnes Bullets has been an industry leader in bullet technology and innovation since 1932. The company manufactures some of the world’s most technologically advanced lead-free bullets and premium hunting, self-defense and tactical ammunition. Barnes has earned its strong reputation through unrivaled performance and results. This reputation is defined by innovative design, advanced manufacturing techniques and a core focus on the end-user. With its products being sold through its online store, a variety of retailers and international distributors, Barnes’s customers include hunters, range shooters, military and law enforcement professionals around the world. For additional information, visit www.barnesbullets.com.

About Sierra

Founded in 1947 and headquartered in Sedalia, Missouri, Sierra Bullets has been dedicated to manufacturing one of the highest-quality, most accurate bullets in the world. From local and international shooting competitions to sport and hunting, Sierra offers best-in-class accuracy and precision that hunting and sport shooting enthusiasts have come to depend on. This performance is born from a proprietary manufacturing process that enables the achievement of the tightest tolerances in the industry. Sierra’s bullets are used for precision target shooting, hunting and defense purposes. In addition to a wide base of retailers, Sierra's customers include distributors, law enforcement and industry OEMs. Sierra's products have cultivated a significant consumer following recognized by its iconic "green box" packaging and include globally recognized brands such as Sierra® MatchKing®, Sierra® GameKing®, and Sierra® BlitzKing®. For more information, visit www.sierrabullets.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a leading developer, manufacturer and distributor of best-in class outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. With a strong reputation for innovation, style, quality, design, safety and durability, Clarus’ portfolio of iconic brands includes Black Diamond®, Sierra®, PIEPS®, and SKINourishment® sold through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com, or www.pieps.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Gateway Investor Relations

Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com